Exhibit 24

Information Regarding Joint Filers

Designated Filer of Form 4:   JW Asset Management, LLC

Date of Earliest Transaction Required to be Reported:  September 19, 2019

Issuer Name and Ticker Symbol:   Establishment Labs Holdings Inc. (ESTA)

Names:	JW Asset Management, LLC, J.W. Partners, L.P., J.W. Opportunities Master Fund, Ltd, JW GP, LLC and Jason G. Wild.

Address:	JW Asset Management, LLC
489 Fifth Avenue, 29th Floor
New York, NY 10017

Signatures:

The undersigned, J.W. Partners, L.P., J.W. Opportunities Master Fund, Ltd, JW GP, LLC and Jason G. Wild, are jointly filing the attached Statement of Ownership of Securities on Form 4 with JW Asset Management, LLC with respect to the beneficial ownership of securities of Establishment Labs Holdings Inc.

JW ASSET MANAGEMENT, LLC By: Jason G. Wild, its Managing Member /s/ Jason Klarreich Jason Klarreich, Attorney-In-Fact

J.W. PARTNERS, LP By: JW GP, LLC, its General Partner /s/ Jason Klarreich Jason Klarreich, Attorney-In-Fact

J.W. opportunities MASTER fund, ltd By: JW GP, LLC, its Manager /s/ Jason Klarreich Jason Klarreich, Attorney-In-Fact

JW GP, LLC By: Jason G. Wild, its Managing Member /s/ Jason Klarreich Jason Klarreich, Attorney-In-Fact

JASON G. WILD /s/ Jason Klarreich Jason Klarreich, Attorney-In-Fact